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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 5, 1997, accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Form S-8 (File No. 33-80885, effective December 27, 1995).


                                 PORTER KEADLE MOORE, LLP


                                       /s/ Porter Keadle Moore LLP
                                   -------------------------------

                                 Successor to the practice of
                                 Evans, Porter, Bryan & Co.


Atlanta, Georgia
March 5, 1997